                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 April 30, 2002

                            DOV PHARMACEUTICAL, INC.
               (Exact name of registrant as specified in charter)


--------------------------------------------------------------------------------
         Delaware                    0-49730                  22-3374365
(State or Other Jurisdiction       (Commission               (IRS Employer
    of Incorporation)               File Number)         Identification Number)
--------------------------------------------------------------------------------


               433 Hackensack Avenue, Hackensack, New Jersey 07601
              (Address of principal executive offices and zip code)


                                 (201) 968-0980
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

RECENT LITIGATION DEVELOPMENTS

Beginning April 30, 2002, there have been announced the filing of a number of purported class action lawsuits naming as defendants DOV Pharmaceutical, Inc. ("DOV"), certain of DOV's officers and directors and certain of the underwriters in DOV's April 25, 2002 initial public offering of 5,000,000 shares of its common stock (the "Offering"). The lawsuits were stated to be filed in the United States District Court for the Southern District of New York and the United States District Court for the District of New Jersey. The complaints were stated to allege violations of the Securities Act of 1933 based upon the alleged failure to disclose that DOV filed a revised registration statement and prospectus for the Offering reflecting changes to the financial statements of DOV's joint venture with Elan Corporation, plc, DOV (Bermuda), Ltd. The purported class actions were brought on behalf of purchasers of DOV's common stock in or traceable to the Offering and are stated to seek money damages or rescission. DOV has not been served with a complaint in any of the announced lawsuits. While DOV is still evaluating the effect of the lawsuits on its business, DOV believes that it has meritorious defenses to the claims purported to be alleged in the purported class actions, and DOV intends to vigorously defend the lawsuits. Additional complaints may be filed in the future making similar allegations.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2002                 DOV PHARMACEUTICAL INC.

                                    By: /s/ Arnold S. Lippa
                                        --------------------------------
                                        Arnold S. Lippa
                                        Chief Executive Officer and Secretary





























                                       3